EXHIBIT 21

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

			Percentage of
			voting securities
			owned directly or
Name		Jurisdiction of Incorporation	indirectly by Quaker
*	Quaker Chemical Corporation	Delaware, U.S.A.	100%
+*	SB Decking, Inc. (formerly Selby, Battersby & Co.)	Delaware, U.S.A.	100%
*	AC Products, Inc.	California, U.S.A.	100%
*	Epmar Corporation	California, U.S.A.	100%
*	Summit Lubricants, Inc.	New York, U.S.A.	100%
*	G.W. Smith and Sons, Inc.	Ohio, U.S.A	100%
*	Tecniquimia Mexicana S.A. de C.V.	Mexico	100%
+*	Quaker Chemical Europe B.V.	Holland	100%
*	Quaker Chemical B.V.	Holland	100%
+*	KWR Holdings B.V.	Holland	100%
*	Quaker Chemical (China) Co. Ltd.	China	100%
+*	Quaker China Holdings B.V.	Holland	100%
*	Quaker Chemical Canada Limited	Ontario, Canada	100%
*	Quaker Chemical Hungary Ltd.	Hungary	100%
*	Quaker Chemical Limited	United Kingdom	100%
*	Quaker Chemical S.A.	France	100%
*	Quaker Chemical, S.A.	Spain	100%
+*	Quaker Denmark ApS	Denmark	100%
*	Quaker Chemical S.A.	Argentina	100%
+*	Quaker Chemical Participacoes, Ltda.	Brazil	100%
*	Quaker Chemical Limited	Hong Kong	100%
+*	Quaker Chemical Holdings South Africa (Pty) Limited	Republic of South Africa	100%
*	Quaker Italia, S.r.l.	Italy	100%
*	NP Coil Dexter Industries, S.r.l.	Italy	100%
+*	Quaker Australia Holdings Pty. Limited	Victoria, Australia	100%
*	Quaker Shanghai Trading Company Limited	China	100%
*	Q2 Technologies, LLC	Nevada, U.S.A.	70%
*	Quaker Chemical Industria e Comercio Ltda.	Brazil	100%
*	Quaker Chemical Operacoes, Ltda.	Brazil	100%
+*	KWR Lubrificantes Industriais Ltda.	Brazil	100%
*	Quaker Chemical India Limited	India	55%
*	Quaker Chemical (Australasia) Pty. Limited	New South Wales, Australia	51%
*	Quaker (Thailand) Ltd	Thailand	100%
*	Quaker Chemical South Africa (Pty.) Limited	Republic of South Africa	51%
*	Quaker Chemical Corporation Mexico, S.A. de C.V.	Mexico	100%
*	Quaker Chemical HR Mexico, S.A. de C.V.	Mexico	100%
**	Nippon Quaker Chemical, Ltd.	Japan	50%
**	Kelko Quaker Chemical, S.A.	Venezuela	50%
**	Kelko Quaker Chemical, S.A.	Panama	50%
**	Primex, Ltd.	Barbados	32%

+	A non-operating company.
*	Included in the consolidated financial statements.
**	Accounted for in the consolidated financial statements under the equity method.